Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 333-191383 and No. 333-227476) pertaining to the Stock Option Plan and Equity Incentive Plan of Acasti Pharma Inc. and in the Registration Statement (Form S-3 No. 333-239538) of Acasti Pharma Inc. of our report dated June 23, 2023, with respect to the consolidated financial statements of Acasti Pharma Inc. included in this Annual Report (Form 10-K) for the year ended March 31, 2023.

/s/ Ernst & Young LLP

Montréal, Canada

June 23, 2023